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                                                                     EXHIBIT 8.1

                     [Drinker Biddle & Reath LLP letterhead]





                                   May 3, 1999

Delphi Automotive Systems Corporation
5725 Delphi Drive
Troy, Michigan 48098

                  Re:      Delphi Automotive Systems Corporation
                           Registration Statement on Form S-3
                           Registration No. 333-73285
                           -------------------------------------


Ladies and Gentlemen:

         We have acted as counsel to Delphi Automotive Systems Corporation, a Delaware corporation (the "Company"), in connection with (i) the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Company's Registration Statement on Form S-3 (Registration No. 333-73285), as amended by Amendment No. 1 filed March 25, 1999 (the "Registration Statement") and (ii) the preparation of a Prospectus Supplement dated April 28, 1999 (the "Prospectus Supplement") to the prospectus included in the Registration Statement, relating to the public offering of $500,000,000 principal amount of the Company's 6 1/8% Notes due 2004, $500,000,000 principal amount of the Company's 6 1/2% Notes due 2009 and $500,000,000 principal amount of the Company's 7 1/8% Debentures due 2029 (collectively, the "Securities") pursuant to the Indenture between the Company and The First National Bank of Chicago, as trustee, dated April 28, 1999.

         Based on and subject to the assumptions and limitations contained herein, we are of the opinion that the statements as to United States Federal tax law set forth under the heading "CERTAIN UNITED STATES FEDERAL TAX MATTERS" in the Prospectus Supplement are accurate in all material respects. This opinion is based upon provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Department regulations, current published administrative positions of the Internal Revenue Service contained in revenue rulings and procedures, and judicial decisions, in each case as in effect as of the date hereof.

         This opinion represents our legal judgment, but has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the Internal Revenue Service or a court concerning the issues. We express no opinion as to any tax consequences under any foreign, state or local laws. In issuing our opinion, we have relied solely upon existing provisions of the Code, existing proposed regulations thereunder, and current administrative positions and judicial decisions. Such laws, regulations, administrative positions and judicial decisions are subject to change at any time. Also, future changes in


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April 30, 1999
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Federal income tax laws and the interpretation thereof can have retroactive effect. Any such changes could affect the validity of the opinion set forth above.

         We hereby consent to the filing of this opinion as an exhibit to the Company's Current Report on Form 8-K dated April 30, 1999, to the incorporation by reference of this opinion in the Registration Statement and to the use of our name in the Prospectus Supplement under the headings "CERTAIN UNITED STATES FEDERAL TAX MATTERS" and "LEGAL MATTERS." In consenting to such filing and to such references to our firm, we do not admit that our consent establishes that we come within the categories of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the SEC issued thereunder.

                                   Very truly yours,

                                   /s/ Drinker Biddle & Reath LLP

                                   DRINKER BIDDLE & REATH LLP